EXHIBIT 2.2(c)

AMENDMENT NO. 1

to

RESTATED PURCHASE AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”), dated as of February 22, 2006, to the RESTATED PURCHASE AGREEMENT, dated as of February 14, 2006, by and between TransEnergie HQ, Inc. (“TEHQ”), TransEnergie U.S. Ltd. (“TEUS”), United Capital Investments, Inc. (“UCI,” and, together with TEHQ and TEUS, the “Sellers”), Cross-Sound Cable Company LLC (the “Company”), BBI CSC LLC (“Purchaser”), Babcock & Brown Infrastructure Limited and Babcock & Brown Investor Services Limited (collectively, the "Purchaser Guarantor”), Hydro-Quebec (“HQ”) and United Resources, Inc. (“UCI Guarantor”). Each of the Sellers, the Company, Purchaser, Purchaser Guarantor, HQ and UCI Guarantor are sometimes referred to individually herein as a “Party” and collectively as the “Parties.”

W I T N E S S E T H :

WHEREAS, the Parties entered into the Restated Purchase Agreement, dated as of February 14, 2006 (the “Agreement”); and

WHEREAS, the Parties desire for the Agreement to be amended as stated herein;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

AGREEMENT

1. Undefined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

2. Amendment. The first clause of subsection 7.1(c) of the Agreement, which currently states:

"by Purchaser or the Sellers (acting together), by written notice, if the Closing shall not have occurred on or before the date that is five business days after the last day of the Restatement Period (the "Initial Termination Date")"

is hereby amended in its entirety to read as set forth below:

"by Purchaser or the Sellers (acting together), by written notice, if the Closing shall not have occurred on or before March 6, 2006 (the "Initial Termination Date")"

3. Miscellaneous.

(a) Governing Law. THIS AMENDMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(b) Consent to Jurisdiction. All proceedings by or against any Party or with respect to or arising out of this Amendment shall be subject to the provisions of Section 11.11 of the Agreement.

(c) Counterparts. This Amendment may be executed and delivered (including via facsimile) in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all Parties hereto.

(d) No Other Amendment. Except as amended by the terms and provisions of this Amendment, there are no other amendments to the Agreement or any waivers by any of the Parties of any of the Parties’ rights under the Agreement, and the Agreement shall continue in full force and effect as amended by this Amendment. From and after the date hereof, references to the Agreement shall be deemed to refer to the Agreement, as amended by this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their respective duly authorized officers as of the date first above written.

TRANSENERGIE HQ, INC.

By: /s/ Daniel Garant
Name: Daniel Garant
Title: President

TRANSENERGIE U.S. LTD.

By: /s/ Benoit Goyette
Name: Benoit Goyette
Title: Chairman of the Board

UNITED CAPITAL INVESTMENTS, INC.

By: /s/ Louis J. Paglia
Name: Louis J. Paglia
Title: President

CROSS-SOUND CABLE COMPANY LLC

By: /s/ Benoit Goyette
Name: Benoit Goyette
Title: Chairman

UNITED RESOURCES, INC.

By: /s/ Louis J. Paglia
Name: Louis J. Paglia
Title: CFO

HYDRO-QUEBEC

By: /s/ Daniel Garant
Name: Daniel Garant
Title: Exec. V.P. Finance and
Chief Financial Officer

BBI CSC LLC

By: /s/ William M. Cordiano
Name: William M. Cordiano
Title: President

BABCOCK & BROWN INFRASTRUCTURE
LIMITED

By: /s/ Steven R. Boulton
Name: Steven Boulton
Title: Chief Executive Officer

BABCOCK & BROWN INVESTOR SERVICES LIMITED

By: /s/ Peter Hofbauer
Name: Peter Hofbauer
Title: Director